Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund "NVIT Bond Index Fund"
Issuer "Marathon Petroleum Corporation"
Underwriter "Morgan Stanley & Co. Inc"
Affiliated Participant Underwriter "PNC Capital Markets LLC"
Principal Amt. Purchase "$40,000,000"
Principal Amt. Offering "$1,000,000,000"
Commission or % of Offering "0.0065"

Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund "Nationwide Bond Index Fund"
Issuer "Fiserv, Inc."
Underwriter "JPMorgan Securities LLC"
Affiliated Participant Underwriter "PNC Capital Markets LLC"
Principal Amt. Purchase "$8,000,000"
Principal Amt. Offering "$400,000,000"
Commission or % of Offering "0.0065"

Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund "Nationwide Bond Index Fund"
Issuer "Nevada Power Company"
Underwriter "UBS Securities LLC"
Affiliated Participant Underwriter "PNC Capital Markets LLC"
Principal Amt. Purchase "$12,000,000"
Principal Amt. Offering "$250,000,000"
Commission or % of Offering "0.00875"

Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund "NVIT Bond Index Fund"
Issuer "General Dynamics Corp."
Underwriter "BofA Merrill Lynch"
Affiliated Participant Underwriter "PNC Capital Markets LLC"
Principal Amt. Purchase "$7,000,000 "
Principal Amt. Offering "$500,000,000 "
Commission or % of Offering "0.0045"